UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2022

BT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-56113	91-1495764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 West Main Avenue, Suite 2D, West Fargo, ND	58078
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 291-9885

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BTBD	Nasdaq Capital Market
Warrants	BTBDW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Deposition of Assets.

Completion of acquisition of assets of Pie in the Sky Coffee and Bakery

On May 11, 2022, BT Brands, Inc. (“we,” “us” or the “Company”) announced that it had completed the acquisition of substantially all of the assets of Pie in the Sky, Inc. (“Pie in the Sky”), a coffee shop and bakery located in Woods Hole, Massachusetts.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The following audited financial statements of Pie in the Sky are filed with this Report as Exhibit 99.1:

•	Independent Registered Public Accounting Firm’s Report as of the year ended December 31, 2021.

•	Balance Sheet as of December 31, 2021.

•	Statement of Income and Retained Earnings for the year ended December 31, 2021.

•	Statement of Cash Flows for the year ended December 31, 2021.

•	Notes to Financial Statements.

(b)	Exhibits

Exhibit No.	Exhibit
23.1	Consent of Independent Registered Public Accounting Firm.
99.1	Financial Statements of Pie in the Sky for the year ended December 31, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BT BRANDS, INC.

Dated: July 26, 2022	By:	/s/ Gary Copperud
Gary Copperud
Chief Executive Officer

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